                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 30, 1998



                             KNOLOGY HOLDINGS, INC.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           DELAWARE                   333-43339                58-2203141
 -------------------------------   ---------------         -------------------
  (State or other jurisdiction       (Commission             (IRS Employer
       of incorporation)             File Number)          Identification No.)



                 1241 O.G. SKINNER DRIVE, WEST POINT, GA 31833
               -------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (706) 645-8553
                                                           --------------

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On October 30, 1998, KNOLOGY Holdings, Inc., a Delaware corporation ("KNOLOGY") consummated (through a wholly owned subsidiary) the acquisition of the assets of Cable Alabama Corporation, an Alabama corporation ("Cable Alabama") that owned and operated a cable television system serving areas in the Cities of Huntsville and Madison, Alabama, the Counties of Madison and Limestone, Alabama, and the Redstone Arsenal military base in Huntsville, Alabama.

                  The acquisition was effected pursuant to an Asset Purchase Agreement dated October 19, 1998 (the "Asset Purchase Agreement") with Cable Alabama, under which KNOLOGY acquired substantially all of the assets of Cable Alabama for approximately $60,733,000 in cash, subject to certain adjustments. The terms of the Asset Purchase Agreement provide that the operations of Cable Alabama shall be for the benefit of KNOLOGY effective September 1, 1998. Simultaneously with the Asset Purchase Agreement, KNOLOGY purchased for $5,000,000 in cash, certain real property in Huntsville, Alabama pursuant to a Purchase and Sale Agreement dated as of October 16, 1998 with William G. and Gloria J. Jackson, who are affiliated with Cable Alabama.

                  The assets of Cable Alabama purchased by KNOLOGY primarily consist of, among other things, cable system plant, equipment, inventory, accounts receivable and other intangible assets, including franchise licenses. KNOLOGY intends to use the Cable Alabama assets and the real property acquired to continue to provide cable television services in the Huntsville, Alabama area. KNOLOGY plans to upgrade the existing Cable Alabama plant into a high-speed fiber-coaxial network that is two-way interactive to provide additional broadband communications services such as local and long-distance telephone services, digital television and high-speed Internet access.

                  The acquisition has been accounted for by KNOLOGY under the purchase method of accounting.

                  The foregoing description of the Asset Purchase Agreement does not purport to be a complete description of the transaction and is qualified in its entirety by reference to the Asset Purchase Agreement and Purchase and Sale Agreement filed as Exhibits 2.1 and 2.2 to this Form 8-K Current Report.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

INDEPENDENT AUDITORS' REPORT


Stockholders
CableAmerica Corporation
Phoenix, Arizona

We have audited the accompanying balance sheets of Cable Alabama Corporation (the "Company") a wholly-owned subsidiary of CableAmerica Corporation as of August 31, 1998 and September 30, 1997, and the related statements of operations and deficit and of cash flows for the eleven-month period ended August 31, 1998 and the year ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at August 31, 1998 and September 30, 1997, and the results of its operations and its cash flows for the eleven-month period ended August 31, 1998 and the year ended September 30, 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company (see Notes 1 and 5 to the financial statements regarding expenses allocated from CableAmerica Corporation).

As discussed in Note 6 to the financial statements, on October 30, 1998, the Company sold substantially all of its assets.





Deloitte & Touche LLP


December 7, 1998

CABLE ALABAMA CORPORATION
(A Wholly-Owned Subsidiary of CableAmerica Corporation)

BALANCE SHEETS
AUGUST 31, 1998 AND SEPTEMBER 30, 1997


ASSETS (Note 6)                                                                1998               1997

CURRENT ASSETS:
  Cash and cash equivalents                                                $      8,640       $     19,753
  Subscriber accounts receivable - less allowance for doubtful
    accounts of $68,000 and $101,000                                            930,026            889,105
  Prepaid expenses and other assets                                             336,126            400,037
  Deferred income taxes (Note 4)                                              2,174,000          2,340,000
                                                                           ------------       ------------
         Total current assets                                                 3,448,792          3,648,895
                                                                           ------------       ------------
CABLE TELEVISION SYSTEMS AND EQUIPMENT:
  Reception and distribution facilities                                      34,926,769         31,699,513
  Land, building and improvements                                                81,178             68,809
  Vehicles, equipment and fixtures                                            1,321,356          1,261,170
  Construction in progress                                                      116,557            336,673
                                                                           ------------       ------------
          Total                                                              36,445,860         33,366,165
  Less accumulated depreciation and amortization                            (22,689,797)       (20,352,138)
                                                                           ------------       ------------
          Cable television systems and equipment - net                       13,756,063         13,014,027
                                                                           ------------       ------------
TOTAL                                                                      $ 17,204,855       $ 16,662,922
                                                                           ============       ============
LIABILITIES AND STOCKHOLDERS' EQUITY (Note 6)

CURRENT LIABILITIES:
  Accounts payable                                                         $    868,237       $  2,389,229
  Accrued payroll                                                                88,544            103,001
  Accrued property tax                                                          125,740             96,807
  Other accrued expenses                                                        237,939            260,961
                                                                           ------------       ------------
           Total current liabilities                                          1,320,460          2,849,998
                                                                           ------------       ------------
COMMITMENTS AND CONTINGENCIES (Notes 2, 3 and 6)
STOCKHOLDERS' EQUITY (Note 2):
  Common stock, $100 par value - authorized, 1,500 shares; issued and
    outstanding, 1,500 shares                                                   150,000            150,000
  Additional paid-in capital                                                 20,664,426         18,886,572
  Deficit                                                                    (4,930,031)        (5,223,648)
                                                                           ------------       ------------
          Total stockholders' equity                                         15,884,395         13,812,924
                                                                           ------------       ------------
TOTAL                                                                      $ 17,204,855       $ 16,662,922
                                                                           ============       ============

See notes to financial statements.

CABLE ALABAMA CORPORATION
(A Wholly-Owned Subsidiary of CableAmerica Corporation)

STATEMENTS OF OPERATIONS AND DEFICIT
ELEVEN-MONTH PERIOD ENDED AUGUST 31, 1998 AND
YEAR ENDED SEPTEMBER 30, 1997


                                                 1998               1997

REVENUES:
  Basic services                             $  7,791,166       $  7,540,638
  Pay services                                  2,096,561          2,298,352
  Other services                                2,153,775          2,185,008
                                             ------------       ------------

          Total revenues                       12,041,502         12,023,998
                                             ------------       ------------

COSTS AND EXPENSES:
  Programming                                   4,285,888          4,103,038
  Selling, general and administrative           3,421,791          3,477,576
  Depreciation and amortization                 2,415,754          2,543,540
  Allocated corporate expenses (Note 5)         1,458,452          1,669,996
                                             ------------       ------------

          Total costs and expenses             11,581,885         11,794,150
                                             ------------       ------------

INCOME BEFORE INCOME TAX PROVISION                459,617            229,848

INCOME TAX PROVISION (Note 4)                     166,000             80,000
                                             ------------       ------------

NET INCOME                                        293,617            149,848

DEFICIT, BEGINNING OF PERIOD                   (5,223,648)        (5,373,496)
                                             ------------       ------------

DEFICIT, END OF PERIOD                       $ (4,930,031)      $ (5,223,648)
                                             ============       ============

See notes to financial statements.

CABLE ALABAMA CORPORATION
(A Wholly-Owned Subsidiary of CableAmerica Corporation)

STATEMENTS OF CASH FLOWS
ELEVEN-MONTH PERIOD ENDED AUGUST 31, 1998 AND
YEAR ENDED SEPTEMBER 30, 1997

                                                                                  1998             1997
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                 $   293,617       $   149,848
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                            2,415,754         2,543,540
      Deferred income taxes                                                      166,000            80,000
      Changes in operating assets and liabilities:
        Subscriber accounts receivable                                           (40,921)         (226,021)
        Prepaid expenses and other assets                                         63,910           (17,876)
        Accounts payable                                                      (1,520,992)        1,170,861
        Accrued expenses and other liabilities                                    (8,546)           24,906
                                                                             -----------       -----------
            Net cash provided by operating activities                          1,368,822         3,725,258
                                                                             -----------       -----------
CASH FLOWS USED IN INVESTING ACTIVITIES - Purchase
  or construction of cable television systems and equipment                   (3,157,789)       (5,323,569)
                                                                             -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES -
  Contributions to capital by parent company                                   1,777,854         1,613,437
                                                                             -----------       -----------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                 (11,113)           15,126
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                    19,753             4,627
                                                                             -----------       -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                     $     8,640       $    19,753
                                                                             ===========       ===========

See notes to financial statements.

CABLE ALABAMA CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CABLEAMERICA CORPORATION)

NOTES TO FINANCIAL STATEMENTS
ELEVEN-MONTH PERIOD ENDED AUGUST 31, 1998 AND
YEAR ENDED SEPTEMBER 30, 1997


1.    BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION - Cable Alabama Corporation (the "Company") is a wholly-owned subsidiary of CableAmerica Corporation ("CAC"). The accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company (see Note 5 regarding expenses allocated from CAC). The Company provides cable television services to various communities within Alabama.

      SIGNIFICANT ACCOUNTING POLICIES are summarized below:

      a. Cable Television Systems and Equipment - Cable television systems and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives as follows:

                Reception and distribution facilities                                             10 years
                Equipment and fixtures                                                        5 - 10 years
                Vehicles                                                                       3 - 5 years
                Buildings and improvements                                                   10 - 30 years

            Direct costs associated with the construction of new cable television plant, the expansion of existing cable television plant, and the rebuilding of cable television plant are capitalized. Interest allocated from CAC is capitalized on construction-in-progress. Interest costs of approximately $10,000 and $26,000 were capitalized in 1998 and 1997, respectively.

      b.    Cash and cash equivalents include cash on hand and in banks.

      c. Income Taxes - The Company is included in the consolidated income tax return of CAC. CAC's policy is to allocate income tax expense or benefit to subsidiaries as if they filed separate returns. The Company follows Statement of Financial Accounting Standards ("SFAS") No. 109 Accounting for Income Taxes. SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year, and (b) deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the financial statements or tax returns.

      d. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.    STOCKHOLDERS' EQUITY

      CAC has a $42,500,000 revolving line of credit agreement with two commercial banks. At August 31, 1998 and September 30, 1997, CAC had borrowings under the lines of credit of $42,500,000 and $37,800,000, respectively. Borrowings are collateralized by all of the common stock of each of the wholly-owned subsidiary companies of CAC, including the Company. The lines of credit were paid off and terminated on October 30, 1998 (Note 6).

3.    LEASES

      OPERATING LEASES - The Company has operating leases for various offices and warehouses under terms ranging from one to ten years. Rental expense amounted to $163,000 and $184,000 for the eleven-month period ended August 31, 1998 and the year ended September 30, 1997, respectively, which was paid to the shareholders of CAC, as lessors of such leases.

      In connection with the sale of assets subsequent to year-end, described in
      Note 6, all of the Company's lease agreements were assumed by the purchaser.

4.    INCOME TAXES

      A reconciliation of the difference between the provision for income taxes and income taxes at the statutory United States federal income tax rate for the eleven-month period ended August 31, 1998 and the year ended September 30, 1997 is as follows:


                                                                               1998         1997

Income tax provision at statutory United States federal income tax rate      $156,000      $73,000
State taxes and other                                                          10,000        7,000
                                                                             --------      -------

Income tax provision                                                         $166,000      $80,000
                                                                             ========      =======



      The components of the Company's deferred income tax asset are as follows:


                                                            AUGUST 31,      SEPTEMBER 30,
                                                               1998              1997

Federal net operating loss carryforwards                   $ 2,793,000       $ 2,863,000
State net operating loss carryforwards                         468,000           474,000
Difference in book and tax carrying basis of property
  and equipment                                             (1,626,000)       (1,548,000)
Tax credits                                                    484,000           484,000
Other                                                           55,000            67,000
                                                           -----------       -----------

Net deferred tax asset                                     $ 2,174,000       $ 2,340,000
                                                           ===========       ===========



      The Company has approximately $9.1 million of estimated Alabama state net operating loss carryforwards available to offset state taxable income. These carryforwards expire through 2012.

      Additionally, the Company has been allocated the following carryforwards available as offsets to Federal taxable income or as credits against regular federal income taxes:


     NET OPERATING LOSSES                     ALTERNATIVE MINIMUM TAX CREDITS
  EXPIRING FROM 2005 TO 2012                     AND INVESTMENT TAX CREDITS

         $8,100,000                                         $484,000
         ==========                                         ========



5.    ALLOCATED CORPORATE EXPENSES

      CAC provides substantially all administration, finance and accounting services for the Company. CAC allocates corporate expenses, including interest (based on total assets) and other expenses (based on the number of basic subscribers) to its subsidiaries. The total expenses allocated to the Company for 1998 and 1997 were approximately $1,458,000 and $1,670,000, respectively.

6.    SUBSEQUENT EVENT

      On October 30, 1998, the Company sold substantially all of its assets. Proceeds of the sale were approximately $60,000,000.

                                   * * * * * *

         (b) Pro Forma Financial Information.

A pro forma balance sheet as of June 30, 1998 and pro forma statements of operations for the twelve months ended December 31, 1997 and the six months ended June 30, 1998 are presented below. The pro forma balance sheet is presented assuming the acquisition of Cable Alabama had occurred at August 31, 1998, the effective date of the transaction. The pro forma statements of operations are presented assuming the acquisition of Cable Alabama had occurred at the beginning of the earliest period presented.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition of Cable Alabama occurred at the beginning of the periods presented, nor is it indicative of future financial position or results of operations.

                        UNAUDITED PRO FORMA BALANCE SHEET
                               AS OF JUNE 30, 1998


                                                                     HISTORICAL
                                                  HISTORICAL           CABLE             PRO FORMA           PRO FORMA
ASSETS:                                            KNOLOGY           ALABAMA (A)        ADJUSTMENTS         CONSOLIDATED
                                                -------------       ------------       --------------       -------------
CURRENT ASSETS:
  Cash and cash equivalents                     $   2,699,996       $      8,640                            $   2,708,636
  Marketable securities                           192,961,423                 --          (65,733,012)(b)     127,228,411
  Accounts receivable, net                          2,688,524            930,026                                3,618,550
  Prepaid expenses                                    183,433            336,126                                  519,559
  Deferred Income Taxes                                                2,174,000           (2,174,000)(c)              --
                                                -------------       ------------       --------------       -------------
          Total current assets                    198,533,376          3,448,792          (67,907,012)        134,075,156
                                                -------------       ------------       --------------       -------------

PROPERTY AND EQUIPMENT, NET                       101,465,406         13,756,063           16,361,243 (b)     131,582,712

ACQUIRED SUBSCRIBER BASE                                                                   34,161,374 (b)      34,161,374
COST IN EXCESS OF ASSETS ACQUIRED, NET             10,503,582                                                  10,503,582
ORGANIZATIONAL COSTS, NET                             511,452                                                     511,452
DEBT ISSUANCE COSTS, NET                            7,800,112                                                   7,800,112
OTHER                                                 138,867                               1,500,000 (b)       1,638,867
                                                -------------       ------------       --------------       -------------

Total Assets                                    $ 318,952,795       $ 17,204,855       $  (15,884,395)      $ 320,273,255
                                                =============       ============       ==============       =============


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt             $      25,094                                               $      25,094
  Accounts Payable & Accrued Liabilities           10,691,033          1,320,460                               12,011,493
  Unearned Revenue                                  1,157,487                                                   1,157,487
                                                -------------       ------------       --------------       -------------
          Total current liabilities                11,873,614          1,320,460                               13,194,074
                                                -------------       ------------       --------------       -------------

NONCURRENT LIABILITIES:
  Long-term notes payable                             118,148                                                     118,148
  Long-term accrued interest payable               11,853,085                                                  11,853,085
  Discount Bonds payable                          256,360,038                                                 256,360,038
                                                -------------       ------------       --------------       -------------
          Total Liabilities                       280,204,885          1,320,460                   --         281,525,345
                                                -------------       ------------       --------------       -------------

WARRANTS                                            2,486,960                                                   2,486,960
                                                -------------       ------------       --------------       -------------

STOCKHOLDERS' EQUITY:
  Preferred stock, convertible                            500                                                         500
  Common stock                                             --            150,000             (150,000)(d)              --
  Additional paid-in capital                       65,060,712         20,664,426          (20,664,426)(d)      65,060,712
  (Accumulated Deficit) Retained Earnings         (28,784,645)        (4,930,031)           4,930,031 (d)     (28,784,645)
  Comprehensive Income                                (15,617)                                                    (15,617)
                                                -------------       ------------       --------------       -------------
          Total stockholders' equity               36,260,950         15,884,395          (15,884,395)         36,260,950
                                                -------------       ------------       --------------       -------------

Total liabilities and stockholders' equity      $ 318,952,795       $ 17,204,855       $  (15,884,395)      $ 320,273,255
                                                =============       ============       ==============       =============


(a) Historical amounts related to the acquisition of Cable Alabama in the pro forma balance sheet as of June 30, 1998 reflect the Cable Alabama balance sheet as of August 31, 1998, the effective date of the transaction.

(b) Reflects cash paid for the assets of Cable Alabama and certain real property in Huntsville, AL related to the Cable Alabama acquisition and the resulting increase in the basis of acquired property, plant and equipment assets to fair market value at the date of acquisition and the purchase price allocation to the acquired subscriber base and non-compete agreement. Given that the acquisition of Cable Alabama was recently consummated, the Company's allocation of the purchase price should be considered preliminary.

(c) Reflects the elimination of deferred income tax asset due to operating losses of consolidated entity.

(d) Reflects increase in basis of acquired assets to fair market value at date of acquisition and purcase price allocation to acquired subscriber base and non-competition agreement. Given that the acquisition of Cable Alabama was recently consummated, the Company's allocation of the purchase price should be considered preliminary.

(e) Reflects elimination of Cable Alabama equity due to purchase accounting treatment of the transaction.

              UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                               HISTORICAL
                                            HISTORICAL           CABLE               PRO FORMA             PRO FORMA
                                              KNOLOGY          ALABAMA (A)          ADJUSTMENTS           CONSOLIDATED
                                           ------------       ------------          ------------          ------------

REVENUES                                   $ 10,355,068       $ 12,023,998                                $ 22,379,066

OPERATING EXPENSES
  Programming and Other                       4,758,730          4,103,038                                   8,861,768
  Selling, general and administrative         7,392,540          3,477,576              (184,134)(b)        10,685,982
  Depreciation and amortization               3,715,184          2,543,540            13,361,579 (c)        19,620,303
  Allocated corporate expenses                                   1,669,996            (1,154,756)(d)           515,240
                                           ------------       ------------          ------------          ------------
        TOTAL OPERATING EXPENSES             15,866,454         11,794,150            12,022,689            39,683,293

OTHER INCOME (EXPENSE)
  Interest Income                             2,774,909                 --            (2,774,909)(e)                --
  Interest Expense                           (6,226,023)                                                    (6,226,023)
  Other Income(Expense)                        (129,033)                                                      (129,033)
                                           ------------       ------------          ------------          ------------
                                             (3,580,147)                --            (2,774,909)           (6,355,056)
                                           ------------       ------------          ------------          ------------

INCOME BEFORE INCOME TAXES                 $ (9,091,533)      $    229,848          $(14,797,598)         $(23,659,283)

INCOME TAX PROVISION                                 --             80,000               (80,000)(f)                --

NET INCOME(LOSS)                           $ (9,091,533)      $    149,848          $(14,717,598)         $(23,659,283)
                                           ============       ============          ============          ============

NET LOSS PER SHARE
     Basic and diluted                     $    (315.30)                                                  $    (820.51)
                                           ============                                                   ============

(a) Historical amounts related to the acquisition of Cable Alabama in the pro forma statement of operations for the twelve months ended December 31, 1997 include the unaudited results of operations for the period October 1, 1996 to September 30, 1997.

(b) Reflects the reduction of rent expense related to the purchase of real property in the Cable Alabama transaction.

(c) Reflects additional depreciation and amortization expense associated with the increase in the basis of the acquired assets to fair market value at the date of acquisition and the allocation of the purchase price to the acquired subscriber base and non-compete agreement. Amounts allocated to subscriber base, non-compete agreement, plant and building in connection with the acquisition will be amortized over three, three, ten and twenty-five years, respectively. Given that the acquisition of Cable Alabama was recently consummated, the Company's estimated allocation of the purchase price should be considered preliminary.

(d) Reflects the elimination of interest expense allocated to Cable Alabama from parent company.

(e) Reflects the elimination of interest income results from lower cash and investments due to cash paid for acquisition.

(f) Reflects the elimination of income tax provision due to the operating losses of consolidated entity.

              UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


                                                               HISTORICAL
                                            HISTORICAL           CABLE               PRO FORMA            PRO FORMA
                                             KNOLOGY           ALABAMA (A)          ADJUSTMENTS          CONSOLIDATED
                                           ------------       ------------          -----------          ------------

REVENUES                                   $  9,158,653       $  6,782,331                               $ 15,940,984

OPERATING EXPENSES
  Programming and Other                       3,936,851          2,402,074                                  6,338,925
  Selling, general and administrative         9,246,033          1,910,687              (92,067)(a)        11,064,653
  Depreciation and amortization               3,613,314          1,329,829            6,634,875 (b)        11,578,018
  Allocated corporate expenses                                     670,178             (550,711)(c)           119,467
                                           ------------       ------------          -----------          ------------
        TOTAL OPERATING EXPENSES             16,796,198          6,312,768            5,992,097            29,101,063

OTHER INCOME (EXPENSE)
  Interest Income                             6,133,417                 --           (1,787,500)(d)         4,345,917
  Interest Expense                          (14,054,188)                                                  (14,054,188)
  Other Income(Expense)                         176,164                                                       176,164
                                           ------------       ------------          -----------          ------------
                                             (7,744,607)                --           (1,787,500)           (9,532,107)
                                           ------------       ------------          -----------          ------------

INCOME BEFORE INCOME TAXES                 $(15,382,152)      $    469,563          $(7,779,597)         $(22,692,186)

INCOME TAX PROVISION                                 --            174,000             (174,000)(e)

NET INCOME(LOSS)                           $(15,382,152)      $    295,563          $(7,605,597)         $(22,692,186)
                                           ============       ============          ===========          ============

NET LOSS PER SHARE
     Basic and diluted                     $    (307.74)                                                 $    (453.98)
                                           ============                                                  ============

(a) Historical amounts related to the acquisition of Cable Alabama in the pro forma statement of operations for the six months ended June 30, 1998 include the unaudited results of operations for the period March 1, 1998 to August 31, 1998.

(b) Reflects the reduction of rent expense related to the purchase of real property in the Cable Alabama transaction.

(c) Reflects additional depreciation and amortization expense associated with the increase in the basis of the acquired assets to fair market value at the date of acquisition and the allocation of the purchase price to the acquired subscriber base and non-compete agreement. Amounts allocated to subscriber base, non-compete agreement, plant and building in connection with the acquisition will be amortized over three, three, ten and twenty-five years, respectively. Given that the acquisition of Cable Alabama was recently consummated, the Company's estimated allocation of the purchase price should be considered preliminary.

(d) Reflects the elimination of interest expense allocated to Cable Alabama from parent company.

(e) Reflects the elimination of interest income results from lower cash and investments due to cash paid for acquisition.

(f) Reflects the elimination of income tax provision due to the operating losses of consolidated entity.

(c)      Exhibits.


         2.1 Asset Purchase Agreement between Cable Alabama Corporation and KNOLOGY of Huntsville, Inc., dated as of October 19, 1998.

         2.2 Purchase and Sale Agreement between William G. Jackson and Gloria J. Jackson and KNOLOGY of Huntsville, Inc., dated as of October 16, 1998.

         99.1     Press release issued by KNOLOGY dated October 21, 1998.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      KNOLOGY HOLDINGS, INC.



                                      /s/ Chad Wachter
                                      ---------------------------------------
                                      Chad Wachter
                                      Vice President, General Counsel and
                                      Secretary



Date: January 13, 1999

                                 EXHIBIT INDEX

EXHIBIT
-------
NUMBER        EXHIBIT
------        -------


2.1 Asset Purchase Agreement between Cable Alabama Corporation and KNOLOGY of Huntsville, Inc., dated as of October 19, 1998.

2.2           Purchase and Sale Agreement between William G. Jackson and
              Gloria J. Jackson and KNOLOGY of Huntsville, Inc., dated as of October 16, 1998.

99.1          Press release issued by KNOLOGY dated October 21, 1998.